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                                                               Exhibit 10.20(b)
                                SECOND AMENDMENT
                            TO SECONDMENT AGREEMENT

THIS AGREEMENT is made the first day of October, 1996

BETWEEN:

(1) NYNEX CableComms Limited, (registered in England, No. 2664006) whose registered office is at The Tolworth Tower, Ewell Road, Surbiton, Surrey KT6 7ED (the "Company"); and

(2) NYNEX Worldwide Services Group, Inc., a company incorporated under the laws of the State of Delaware, with its principal place of business at 1113 Westchester Avenue, White Plains, New York 10604, USA ("WSG"),

WHEREAS:

(1) The parties have entered into a Secondment Agreement dated May 15, 1995 and modified by the First Amendment to Secondment Agreement dated December 7, 1995 (together, the "Secondment Agreement") under which WSG has agreed to make available to the Company the services of JOHN F. KILLIAN (the "Employee") for the consideration and subject to the terms and conditions of the Secondment Agreement; and

(2)  The parties hereto wish to modify the terms of the Secondment Agreement:

IT IS HEREBY AGREED as follows:

1. Effective 1 October, 1996, Clause 4(B) is amended by adding the following plan to the end of the section entitled "Senior Management Programs":

                    NYNEX 1987 Restricted Stock Award Plan.


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2.   Save as modified herein, the provisions of the Secondment Agreement shall continue in full force and effect.



SIGNED BY PAUL REPP for and          )          /s/ Paul Repp
on behalf of NYNEX CABLECOMMS        )
LIMITED in the presence of:          )          /s/ Richard W. Blackburn

SIGNED BY R.W. BLACKBURN for and     )          /s/ Richard W. Blackburn
on behalf of NYNEX WORLDWIDE         )
SERVICES GROUP, INC. In the          )
presence of:                         )          /s/ Paul Repp